STAPLES, INC. AND SUBSIDIARIES
EXHIBIT 12.1
STATEMENT RE:  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                              FISCAL YEAR ENDED                               9 MONTHS ENDED

                                                1/30/93   1/29/94    1/28/95     2/3/96       2/1/97       11/2/96       11/1/97

Consolidated pre-tax income prior to            $31,218   $32,352    $63,905    $119,845    $ 173,041     $  96,810     $ 108,291
   extraordinary items

Interest portion of rental expense               13,058    16,529     23,569      31,538       40,815        31,527        40,128

Net interest expense, including amortization
   of deferred issuance costs                     5,092     7,093     11,037      31,353       53,458        39,476        24,155

Less: interest capitalized                                                                       (611)         (189)         (818)
                                                -----------------------------------------------------     -----------------------

      Earnings                                  $49,368   $55,974    $98,511    $182,736    $ 266,703     $ 167,624     $ 171,756
                                                =====================================================     =======================
Interest portion of rental expense              $13,058   $16,529    $23,569    $ 31,538    $  40,815     $  31,527     $  40,128

Net interest expense, including amortization
  of deferred issuance costs                      5,092     7,093     11,037      31,353       53,458        39,476        24,155
                                                -----------------------------------------------------     -----------------------

      Fixed Charges                             $18,150   $23,622    $34,606    $ 62,891    $  94,273     $  71,003     $  64,283
                                                =====================================================     =======================

      Ratio of Earnings to Fixed Charges           2.72      2.37       2.85        2.91         2.83          2.36          2.67
                                                =====================================================     =======================